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                CONSENT OF INDEPENDENT ACCOUNTANTS

                       ___________________



          We consent to the incorporation by reference in the registration statement of Legg Mason, Inc. on Form S-8 (which registers 100,000 shares of Legg Mason, Inc. Common Stock under The Legg Mason Wood Walker, Incorporated Key Employee Phantom Stock Agreements and The Legg Mason Wood Walker, Incorporated Professional Branch Manager Phantom Stock Agreements) of our reports dated May 4, 1998, on our audits of the consolidated financial statements and financial statement schedules of Legg Mason, Inc. and Subsidiaries as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which reports are included in Legg Mason, Inc.'s 1998 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".





                              /s/ PricewaterhouseCoopers LLP
                              PRICEWATERHOUSECOOPERS LLP



Baltimore, Maryland
July 24, 1998


                                             Exhibit 23(a)